EXHIBIT 2

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the Shares effected by the Reporting Persons during the past sixty days.

Reporting Person	Transaction Date	Number of Shares (Sold)/Acquired	Price Per Share	Where/How Effected
Austin C. Willis	February 3, 2025	(1,069)	$189.3116	(1),(2)
Austin C. Willis	February 3, 2025	(100)	$190.1425	(1),(3)
Austin C. Willis	February 3, 2025	(1,156)	$192.0351	(1),(4)
Austin C. Willis	February 3, 2025	(825)	$192.9073	(1),(5)
Austin C. Willis	February 3, 2025	(300)	$194.55	(1),(6)
Austin C. Willis	March 3, 2025	(100)	$198.01	(1)
Austin C. Willis	March 3, 2025	(500)	$199.248	(1),(7)
Austin C. Willis	March 3, 2025	(477)	$200.8929	(1),(8)
Austin C. Willis	March 3, 2025	(976)	$204.0091	(1),(9)
Austin C. Willis	March 3, 2025	(297)	$205.2138	(1),(10)
Austin C. Willis	March 3, 2025	(332)	$206.0027	(1),(11)
Austin C. Willis	March 3, 2025	(172)	$208.0079	(1),(12)
Austin C. Willis	March 3, 2025	(282)	$208.9599	(1),(13)
Austin C. Willis	March 3, 2025	(314)	$209.7728	(1),(14)
Charles F. Willis, IV	March 28, 2025	(5,000)	$0	(15)
Charles F. Willis, IV	March 28, 2025	(1,500)	$0	(16)
Charles F. Willis, IV	March 28, 2025	1,500	$0	(16)
Austin C. Willis	March 28, 2025	5,000	$0	(15)
Austin C. Willis	April 2, 2025	(554)	$152.7501	(1),(17)
Austin C. Willis	April 2, 2025	(264)	$154	(1)
Austin C. Willis	April 2, 2025	(200)	$155.38	(1)
Austin C. Willis	April 2, 2025	(200)	$156.75	(1),(18)
Austin C. Willis	April 2, 2025	(300)	$158	(1)
Austin C. Willis	April 2, 2025	(481)	$159.526	(1),(19)
Austin C. Willis	April 2, 2025	(1,451)	$160.3225	(1),(20)

(1)	Shares sold in the open market through a broker pursuant to a Rule 10b5-1 trading plan adopted by Mr. Austin Chandler Willis on September 5, 2024.
(2)
This transaction was executed in multiple trades at prices ranging from $189.01 to $189.91, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(3)
This transaction was executed in multiple trades at prices ranging from $190.09 to $190.16, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(4)
This transaction was executed in multiple trades at prices ranging from $191.60 to $192.515, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(5)
This transaction was executed in multiple trades at prices ranging from $192.70 to $193.42, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(6)
This transaction was executed in multiple trades at prices ranging from $194.24 to $195.17, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(7)
This transaction was executed in multiple trades at prices ranging from $199.09 to $199.88, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(8)
This transaction was executed in multiple trades at prices ranging from $200.67 to $201.11, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(9)
This transaction was executed in multiple trades at prices ranging from $203.8399 to $204.5651, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(10)
This transaction was executed in multiple trades at prices ranging from $204.8651 to $205.7724, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(11)
This transaction was executed in multiple trades at prices ranging from $205.88 to $206.785, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(12)
This transaction was executed in multiple trades at prices ranging from $207.36 to $208.26, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(13)
This transaction was executed in multiple trades at prices ranging from $208.50 to $209.495, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(14)
This transaction was executed in multiple trades at prices ranging from $209.50 to $210.00, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(15)	Gift of Shares from Charles F. Willis, IV to Charles F. Willis V 2019 Trust, Austin Willis Trustee.
(16)	Gift of Shares from Charles F. Willis, IV to Charlotte Montressor Willis.
(17)
This transaction was executed in multiple trades at prices ranging from $152.47 to $153.32, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(18)
This transaction was executed in multiple trades at prices ranging from $156.50 to $157.00, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(19)
This transaction was executed in multiple trades at prices ranging from $159.00 to $159.89, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(20)
This transaction was executed in multiple trades at prices ranging from $160.00 to $160.79, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.